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                                                                    EXHIBIT 23.7



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 20, 1995 on the Combined Financial Statements of The Fennell Companies included in Republic Industries, Inc.'s Form 8-K/A dated November 30, 1995 and to all references to our Firm included in this registration statement.


                                         Gamble Givens & Moody P.A.


North Charleston, South Carolina
March 15, 1996